SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      April 11, 2005

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification
Organization)		Number)

805 North Parkway
Jackson, Tennessee 38305
(Address of Principal Executive Offices)

(731) 668-2444
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     On April 11, 2005, the Compensation Committee of our Board of Directors reviewed the achievement of personal performance goals for fiscal 2004 with respect to our executive officers. The Committee determined that certain executive officers had achieved their personal performance goals so as to entitle them to a portion of their total bonus potential under their respective employment agreements. Based on the Committee’s review, the Compensation Committee approved the following annual bonuses for fiscal 2004 for the executive officers named below:

Named Executive Officer	Fiscal 2004 Bonus
Robert E. Alderson	$150,000
Reynolds C. Faulkner	$120,000

     In addition, Mr. Faulkner received an additional bonus of $44,727 pursuant to the terms of his employment agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
	By:	/s/ Reynolds C. Faulkner
Reynolds C. Faulkner
Date: April 15, 2005		Executive Vice President and Chief Financial Officer